Exhibit 10.28

Amendment Four
to
Google Linking Agreement

This Amendment Four to Google Linking Agreement (the “Amendment Four”) is entered into by and between Google Ireland Limited, a company formed under the laws of Ireland (“Google”) and Qizhi Software (Beijing) Co., Ltd., a company formed under the laws of People’s Republic of China (“Customer”).  This Amendment Four shall be effective as of April 1, 2010 (the “Amendment Four Effective Date”).  Capitalized terms not otherwise defined herein shall have their meanings as set forth in the Agreement (as defined below).

WHEREAS, Google and Beijing Qihoo Technology Co., Ltd. entered into Google Linking Agreement effective as of December 1, 2008 (the “Agreement”), Google, Beijing Qihoo Technology Co., Ltd. and Customer entered into Novation Agreement effective as of May 1, 2009 (the “Novation Agreement”), Google and Customer entered into Amendment One to Google Linking Agreement as of July 1, 2009 (the “Amendment One”), Google and Customer entered into Amendment Two to Google Linking Agreement as of December 1, 2009 (the “Amendment Two”), and Google and Customer entered into Amendment Three to Google Linking Agreement as of February 1, 2010 (the “Amendment Three”); pursuant to which Google provide services to Customer; and

WHEREAS, Google and Customer desire to amend certain terms in the Agreement; and

NOW THEREFORE, in consideration of the mutual promises contained herein, the parties mutually agree as follows:

1.                                       Section 1.14 of the Agreement is hereby deleted in its entirety and replaced with the following:

1.14  “Link” means a Google hypertext or similar link located on a Site or Approved Client Application which directs End User to a Google homepage (e.g. google.cn, google.com.hk or google.com) in which End Users may enter queries to search the Web.  Link(s) must be approved by Google.

2.                                       Section 1.24 of the Agreement is hereby deleted in its entirety and replaced with the following:

1.24  “WebSearch Results Page” means any Web page on which the Search Results and/or Advertising Results of Referral Traffic Queries directed by any Site or Approved Client Application to Google as Referral Traffic for processing by WebSearch Service are displayed by Google pursuant to the WebSearch Service provided to Customer hereunder, which pages may be designated by Google from time to time, and which may include, without limitation, those affiliated with the following URLs:  www.google.com; www.google.com.hk; www.google.cn.

3.                                       Section 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

2.1  Referral Traffic for WebSearch Service.  During the Term and subject to the terms and conditions of this Agreement, (a) Google hereby grants to Customer a worldwide, non-transferable, non-exclusive right to allow End Users of the Site(s) and Approved Client Application(s) to send queries from WebSearch Boxes, search boxes, or WebSearch Address Bar to Google or to reach and enter queries within Google homepage (e.g. www.google.com, www.google.com.hk or www.google.cn) via the Link(s) on the Site(s) and Approved Client Application(s), and to receive results pages from Google on WebSearch Results Pages that will include Search Results and, when applicable, Advertising Results; and (b) Customer agrees to implement the Referral Traffic for WebSearch Service and to send End Users’ queries to Google for processing by the WebSearch Service.  Google shall have the exclusive right to serve advertisements on any page provided by Google in response to a Referral Traffic Query from an End User.  Customer shall not in any way or for any purpose (including for purposes of advertising) frame any results provided by Google.

4.                                       Section 2.2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

2.2.1  Link, Search Boxes and Queries.  Customer shall implement on each Customized Browser, Site or Approved Client Application a WebSearch Box for End User(s) to enter queries and a Link that directs End Users to a Google homepage (e.g. www.google.cn, www.google.com.hk or www.google.com) in which End Users can enter queries for Search Results.  WebSearch Boxes may only be located on the Site(s) and Approved Client Application(s), and on no other Web site, application or other property.  The format and location of each WebSearch Box and Link on each Site and Approved Client Application is subject to

Google Confidential

the written consent of Google.  Unless (and then only to the extent) otherwise approved by Google in writing, Customer understands and agrees that:  (a) queries sent to Google for processing under its WebSearch Service may be initiated only by End Users entering text into WebSearch Boxes or search boxes on the Site(s) and Approved Client Application(s) or the WebSearch Address Bar as provided herein; and (b) Customer shall send any and all queries generated on the Sites, WebSearch Address Bar or Approved Client Application(s) as provided in subsection (a) above to Google for processing under its WebSearch Services in accordance with the requirements provided by Google, without editing, filtering, truncating, appending terms to or otherwise modifying such queries, either individually or in the aggregate.  Notwithstanding anything to the contrary, Google will have no obligation to process queries that are not sent in compliance with the requirements of this Agreement or deemed invalid by Google.

5.                                       Section 3.4 Customized Webpage.  The following is hereby added as Section 3.4 Customized Webpage of the Agreement.

3.4  Customized Webpage.  Provided that Customer intends to produce a customized webpage to inform End User of any erroneous webpage, such customized webpage shall be subject to Google’s prior written approval.

6.                                       Section 8 of the Agreement is hereby deleted in its entirety and replaced with the following:

8  Exclusivity. [****]*

7.                                       The term in Section 14.1 of the Agreement is hereby renewed for six months commencing from April 1, 2010 and ending on September 30, 2010.  Unless either party provides written notice to the other party at least thirty (30) days prior to September 30, 2010, the Agreement shall automatically renew for another six months term to March 31, 2011.

8.                                       Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the Exhibit A of this Amendment Four.

9.                                       Exhibit B of the Agreement is hereby deleted in its entirety and replaced with the Exhibit B of this Amendment Four.

10.                                 General Provisions.  Except as expressly amended by this Amendment Four, the Agreement, as amended, is in all respects ratified, confirmed and approved and all terms, provisions and conditions set forth in the Agreement or prior amendments which are not specifically modified by this Amendment Four shall be and remain in full force and effect.  The failure of either party to enforce at any time or for any period of time, any provision of the Agreement, Amendment One, Amendment Two, Amendment Three or this Amendment Four shall not be construed as a waiver of such provision or of the right of such party thereafter to enforce such provision.  In the event of any conflict between the meaning of the terms and conditions of the Agreement, Amendment One, Amendment Two, Amendment Three and this Amendment Four, the terms and conditions set forth in this Amendment Four shall govern.  This Amendment Four constitutes part and parcel of the Agreement and shall be construed as part of the context of the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment Four by persons duly authorized as of the Amendment Four Effective Date.  This Amendment Four may be executed in counterparts, including facsimile counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

Google: Google Ireland Limited		Customer: Qizhi Software (Beijing) Co., Ltd.

By:	[illegible]	By:	/s/ Hongyi Zhou

Print Name:	[illegible]	Print Name:

Title:	Director	Title:	CEO

Date:	July 5, 2010	Date:	April 22, 2010

* This portion of Exhibit 10.28 has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406 under the Securities Act of 1933, as amended.

Exhibit A

List of Site(s) and Approved Client Application(s)

Site(s):  Qihoo 360 Safe Browser Start Page

Approved Client Application(s):  Qihoo 360 Safe Browser

Exhibit B

Screen Shots and Specifications

[Graphics]